UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2008

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, ANSYS, Inc. (the “Company”) and J. Christopher Reid entered into a new employment offer letter (the “Offer Letter”), pursuant to which Mr. Reid will be employed by the Company as its Vice President of Business Development and will no longer serve as the Company’s Vice President of Marketing.

Mr. Reid also agreed to terminate his Employment Agreement, effective as of December 31, 2008, pursuant to a letter agreement by and between the Company and Mr. Reid (the “Letter Agreement”). In consideration of such termination, the Company will pay Mr. Reid $147,500 CAD, which, as of the date of the Letter Agreement, was equal to approximately US$121,000, less any applicable taxes or withholdings.

The foregoing description of each of the Offer Letter and the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Offer Letter and the Letter Agreement which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter, dated December 31, 2008, between ANSYS, Inc. and J. Christopher Reid

10.2	Letter Agreement, dated December 31, 2008, between ANSYS, Inc. and J. Christopher Reid

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: January 7, 2009	By:	/s/ Sheila S. DiNardo
	Name:	Sheila S. DiNardo
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter, dated December 31, 2008, between ANSYS, Inc. and J. Christopher Reid

10.2	Letter Agreement, dated December 31, 2008, between ANSYS, Inc. and J. Christopher Reid